                                                                  EXHIBIT (a)(3)



                               ATRION CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                            OF SHARES OF COMMON STOCK


         This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Atrion Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See
Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        The Depositary for the Offer is:
                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                            New York, New York 10038

                    By Facsimile Transmission: (718) 234-5001
                        (for Eligible Institutions only)

                     Banks and Brokers call: (718) 921-8200
                    All others call toll-free: (800) 937-5449

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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Ladies and Gentlemen:

         The undersigned hereby tenders to Atrion Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 26, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.10 per share (such shares, together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, as amended, between the Company and American Stock Transfer & Trust Company as Rights Agent, are hereinafter referred to as the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


--------------------------------------------------               --------------------------------------------------
Number of Shares
                                                                 --------------------------------------------------
--------------------------------------------------               Signature(s)
Certificate Nos.: (if available)
                                                                 --------------------------------------------------

If shares will be tendered by book entry transfer:               --------------------------------------------------
                                                                 Name(s) (Please Print)

--------------------------------------------------
Name of Tendering Institution
                                                                 --------------------------------------------------

                                                                 --------------------------------------------------

--------------------------------------------------               --------------------------------------------------
Account No. at The Depository Trust Company                      Address(es)


Dated:
      --------------------------------------------               --------------------------------------------------
                                                                 Area Code/Telephone Number


                                    ODD LOTS
                               (SEE INSTRUCTION 8)

         This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on November 23, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

         The undersigned either (check one box):

[ ] owned beneficially as of the close of business on November 23, 2001, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on November 23, 2001, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.


                                       2

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) to deliver to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three trading days on The Nasdaq Stock Market after the Depositary receives this Notice.


--------------------------------------------          --------------------------------------------
Name of Firm                                          Authorized Signature


--------------------------------------------          --------------------------------------------
Address                                               Name (Please Print)


--------------------------------------------          --------------------------------------------
City, State, Zip Code                                 Title

--------------------------------------------
Area Code and Telephone Number

Dated:
      --------------------------------------



                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                    YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.



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